AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               PIONEER INCOME FUND

     The undersigned, being at least a majority of the Trustees of Pioneer Income Fund, a Delaware business trust, acting pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust dated June 16, 1994 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective February 1, 1997:

     Section 1.1 of the Declaration is hereby deleted and replaced with the following:

     Section 1.1 Name. The name of the Trust created hereby is "Pioneer Balanced Fund" (the "Trust").

     The second sentence of Section 5.1 is hereby deleted and replaced with the following:

     Without limiting the authority of the Trustees to establish and designate any further Series, the Trustees hereby establish a single Series which shall be designated Pioneer Balanced Fund.

     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first above-written.


                                     ------------------------------------
                                     John F. Cogan, Jr.
                                     As Trustee and not individually


                                     ------------------------------------
                                     Richard H. Egdahl
                                     As Trustee and not individually


                                     ------------------------------------
                                     Margaret B. W. Graham
                                     As Trustee and not individually


                                     ------------------------------------
                                     John W. Kendrick
                                     As Trustee and not individually


                                     ------------------------------------
                                     Marguerite A. Piret
                                     As Trustee and not individually


                                     ------------------------------------
                                     David D. Tripple
                                     As Trustee and not individually


                                     ------------------------------------
                                     Stephen K. West
                                     As Trustee and not individually


                                     ------------------------------------
                                     John Winthrop
                                     As Trustee and not individually


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